Exhibit 99.1

DAXOR ANNOUNCES PROSPECTIVE RANDOMIZED CONTROL TRIAL AT DUKE UNIVERSITY MEDICAL CENTER TO GUIDE VOLUME TREATMENT IN HEART FAILURE PATIENTS

Enrollment Commences Using the BVA-100® Diagnostic Blood Test

NEW YORK, July 16, 2020 — Daxor Corporation (NYSE MKT: DXR), an investment company with innovative medical instrumentation and biotechnology operations focused on blood volume measurement, today announced the initiation of a prospective randomized control trial (RTC) utilizing Daxor’s BVA-100 (Blood Volume Analyzer, “BVA”) technology to guide volume treatment in heart failure patients. Duke University Medical Center has begun enrolling patients under the leadership of Marat Fudim, MD, MHS and G. Michael Felker, MD, MHS.

“This study builds upon existing evidence showing that Daxor’s direct blood volume measurement has significant clinical and economic benefits for patients and hospitals and is part of Daxor’s portfolio of active research partnerships further driving BVA adoption at major hospital centers,” said Michael Feldschuh, CEO and President of Daxor Corporation. “The BVA blood test provides clinicians with precise intravascular volume measures to guide individualized fluid therapy to achieve better outcomes. The BVA test is reimbursed by both Medicare and most private insurers so hospitals can realize significant financial gains along with improvements in their quality metrics. We are excited to partner with Duke University Medical Center, and Dr. Fudim, who has previously published on the clinical utility of BVA in the assessment of heart failure and hypertension.”

Dr. Fudim commented, “Volume management is key to the successful management of heart failure and we are excited to study the utility of BVA in the setting of acute heart failure.”

This study follows Daxor’s recent announcement of the initiation of a first-of-its-kind prospective multicenter BVA trial in hospitalized COVID-19 patients. Both trials highlight that volume derangements are common in a diverse set of medical conditions and are designed to add to the scientific body of evidence which has demonstrated the impact of Daxor’s BVA test on improved patient care and outcomes.

Daxor’s BVA test has been associated with a reduction in heart failure 30-day mortality by 82%, 30-day readmissions by 56%, and 1-year mortality by 86% in a peer-reviewed study published in December 2018 in the Journal of the American College of Cardiology - Heart Failure titled “Heart Failure Outcomes With Volume Guided Management.”

About Daxor Corporation

Daxor Corporation (NYSE: DXR) is an innovative medical instrumentation and biotechnology company focused on blood volume measurement. We developed and market the BVA-100® (Blood Volume Analyzer), the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. The BVA technology has the potential to improve hospital performance metrics in a broad range of surgical and medical conditions, including heart failure and critical care, by informing treatment strategies, resulting in significantly improved patient outcomes. Our mission is to partner with clinicians to incorporate BVA technology into standard clinical practice and improve the quality of life for patients. For more information, please visit our website at Daxor.com.

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bret Shapiro

Sr. Managing Partner, CORE IR

516-222-2560

brets@coreir.com